EXHIBIT 11.1


                              MODERN CONTROLS, INC.

                        Computation of Per Share Earnings


                                                                                     Years ended December 31
                                                                  ---------------------------------------------------------------
                                                                            1996                 1995                    1994
---------------------------------------------------------------------------------------------------------------------------------
PRIMARY

Average shares outstanding                                                4,298,134            4,527,560               4,722,188

Net effect of dilutive stock options-based
     on the treasury stock method                                            28,991               20,843                   3,422
---------------------------------------------------------------------------------------------------------------------------------

             Total                                                        4,327,125            4,548,403               4,725,610
=================================================================================================================================

Net income                                                              $ 3,081,862            2,570,308               1,852,977
=================================================================================================================================

Primary per share amounts                                               $      0.71           $     0.57              $     0.39
=================================================================================================================================

FULLY DILUTED

Average shares outstanding                                                4,298,134            4,527,560               4,722,188

Net effect of dilutive stock options-based
     on the treasury stock method                                            28,991               25,640                   3,422
---------------------------------------------------------------------------------------------------------------------------------

             Total                                                        4,327,125            4,553,200               4,725,610
=================================================================================================================================

Net income                                                              $ 3,081,862            2,570,308               1,852,977
=================================================================================================================================

Fully diluted per share amounts                                         $      0.71           $     0.56              $     0.39
=================================================================================================================================


